EXHIBIT 4.11
Tenth Amendment to
Alion Science and Technology Corporation
Employee Ownership, Savings and Investment Plan
     WHEREAS, Alion Science and Technology Corporation maintains an Employee Ownership, Savings and Investment Plan (the “Plan”) for the benefit of its Employees and Employees of other Adopting Employers, which Plan was last amended and restated as of December 19, 2001; and
     WHEREAS, under Plan Section 15.1, the Company has reserved the right to amend the Plan at any time, in whole or in part by action of its Board of Directors; and
     WHEREAS, the Board of Directors pursuant to Plan Section 15.1 has delegated its authority to amend the Plan to the undersigned officer as necessary to reflect the acquisition of John J. McMullen Associates, Inc. and the merger of the John J. McMullen Associates, Inc. 401(k) Retirement Plan (the “JJMA 401(k) Plan”) and John J. McMullen Associates, Inc. Employee Stock Ownership Plan into the Plan (the “JJMA ESOP”);
     NOW THEREFORE, the Plan is hereby amended in the following respects effective April 1, 2005, unless otherwise provided:
     1. Article 1 is amended by adding the following new Section 1.6 to the end thereof:
     “Section 1.6 Supplements. Except as otherwise provided in this document, the terms and conditions of this document are supplemented by the terms and provisions of any Supplement hereto, and the same are hereby incorporated herein by reference. The Plan is a single plan under the Code and ERISA that is funded by a single pool of assets. In the event of a conflict between the terms of this document and the terms of any Supplement, the terms of the Supplement shall control unless specifically provided otherwise.”
     2. The following new sentence is added to the end of Section 2.5:
     “Notwithstanding the foregoing, for purposes of the Common Stock, the term ‘Allocation Date’ shall include June 30, 2005.”
     3. The following new sentence is added to the end of Section 2.69:
     “Notwithstanding the foregoing, for purposes of the Common Stock, the term ‘Valuation Date’ shall include June 30, 2005.”
     4. Section 4.3 is amended by adding the following sentence at the end of the first paragraph:
     “Notwithstanding the foregoing, for the period of April 1, 2005 through September 30, 2005, to the extent that the Profit Sharing Contribution is made in

Common Stock, such shares shall be transferred to the Trustee of the ESOP Component of the Plan as of the Valuation Date at the end of the period to which they relate and shall be based on the Current Market Value of Common Stock as of that Valuation Date.”
5. By adding the following sentence after the second sentence of Section 4.4(b)
“Notwithstanding the foregoing, for the period of April 1, 2005 through September 30, 2005, to the extent that the matching contribution is made in Common Stock, such             shares shall be transferred to the Trustee of the ESOP Component of the Plan as of the Valuation Date coincident with or immediately following the pay date during which the Elective Contributions to which such Matching Contributions relate would have been paid, and shall be based on the Current Market Value of Common Stock as of that Valuation Date.”
6. Section 5.1(c) is amended by inserting the following immediately after the second sentence:
“Notwithstanding the foregoing, for the period of April 1, 2005 through September 30, 2005, to the extent a Participant directs his Elective Contributions to be invested under the ESOP Component, such contributions shall be accumulated in a short term interest fund in the ESOP Component of the Plan and shall be converted to Common Stock as of the Valuation Date coincident with or next following the date of receipt based on the Current Market Value of Common Stock as of such Valuation Date or as of the preceding Valuation Date (whichever is lower), and shall then be allocated to the participant’s ESOP Elective Deferral Account.”
7. Section 5.1(d) is amended by inserting the following immediately after the second sentence:
“Notwithstanding the foregoing, for the period of April 1, 2005 through September 30, 2005, amounts to be invested in Common Stock will be initially accumulated in a short term interest fund in the ESOP Component of the Plan, and will be converted to Common Stock as of the Valuation Date coincident with or next following the date of receipt based on the Current Market Value as of that Valuation Date.”
8. Section 5.1(d) is amended by inserting the following sentence at the end thereof:
“Notwithstanding the foregoing, for the period of April 1, 2005 through September 30, 2005, with respect to new Employees as a result of a merger, acquisition or consolidation of another entity, where such new Employee’s Rollover Contribution is received by the Trustee after the Valuation Date next occurring after such merger, acquisition or consolidation, the ESOP Committee shall have discretion to decide that such new Employee’s Rollover Contribution be initially accumulated in a short term interest fund in the ESOP Component of the Plan, and converted to Common Stock as of the Valuation Date coinciding with or next following the receipt of such new Employee’s properly completed investment election form, based on the Current Market Value as of the Valuation Date immediately preceding the date such transferred funds were received; provided, however, that the foregoing shall apply only if (i) such new Employee’s properly completed investment election form is received on or before the Valuation Date immediately preceding the date such transferred funds were received, and (ii) the funds are received before the earlier of the date that the Trustee releases the value of the Common Stock as of the prior Valuation Date or forty-five (45) days following such Valuation Date.”
9. Section 5.1(j) is amended by inserting the following immediately after the second sentence.
“Notwithstanding the foregoing, for the period of April 1, 2005 through September 30, 2005, amounts to be invested in Common Stock will be initially accumulated in a short term interest fund in the ESOP Component of the Plan, and will be converted to Common Stock as of the Valuation Date coincident with or next following the date of receipt based on the Current Market Value as of that Valuation Date.”
10. Section 5.1(j) is amended by inserting the following sentence at the end thereof:
“Notwithstanding the foregoing, for the period of April 1, 2005 through September 30, 2005, with respect to new Employees as a result of a merger, acquisition or consolidation of another entity, where such new Employee’s direct transfer is received by the Trustee after the Valuation Date next occurring after such merger, acquisition or consolidation, the ESOP Committee shall have discretion to decide that such new Employee’s direct transfer be initially accumulated in a short term interest fund in the ESOP Component of the Plan, and converted to Common Stock as of the Valuation Date coinciding with or next following the receipt of such new Employee’s properly completed investment election form, based on the Current Market Value as of the Valuation Date immediately preceding the date such transferred funds were received; provided, however, that the foregoing shall apply only if (i) such new Employee’s properly completed investment election form is received on or before the Valuation Date immediately preceding the date such transferred funds were received, and (ii) the funds are received before the earlier of the date that the Trustee releases the value of the Common Stock as of the prior Valuation Date or forty-five (45) days following such Valuation Date.”
11. Supplement 1 attached hereto shall be inserted at the end of the Plan.
[Signature on next page]

     IN WITNESS WHEREOF, Alion Science and Technology Corporation has caused this Tenth Amendment to the Plan to be executed on its behalf by the Chief Executive Officer as of the 1st day of April, 2005.

Alion Science and Technology Corporation

By:	/s/ Bahman Atefi

Its:	Chief Executive Officer

Alion Science and Technology Corporation
Employee Ownership, Savings and Investment Plan
Supplement #1
John J. McMullen Associates, Inc. 401(k) Retirement Plan and
John J. McMullen Associates, Inc. Employee Stock Ownership Plan
     1.1 Purpose. The purpose of this Supplement 1 is to set forth provisions applicable to individuals who were previously participants in the John J. McMullen Associates, Inc. 401(k) Retirement Plan (“Former JJMA 401(k) Participants”) and/or the John J. McMullen Associates, Inc. Employee Stock Ownership Plan (“Former JJMA ESOP Participants”) (collectively the “Former JJMA Participants”) immediately before the merger of those plans into this Plan and who became participants in the Plan upon the transfer of assets from those plans to this Plan, or such earlier date as provided in Section 1.4. Except to the extent expressly modified by this Supplement 1, the provisions of the Plan shall apply to the participation of such Former JJMA Participants. The provisions of this Supplement 1 shall, unless provided otherwise, be effective for Former JJMA 401(k) Participants as of the date assets were transferred from the John J. McMullen Associates, Inc. 401(k) Retirement Plan to this Plan (the “JJMA 401(k) Merger Date”). The provisions of this Supplement 1 shall, unless provided otherwise, be effective for a Former JJMA ESOP Participant as of the date assets were transferred from the John J. McMullen Associates, Inc. Employee Stock Ownership Plan into the ESOP Component of this Plan (the “JJMA ESOP Merger Date”). Notwithstanding the foregoing, the provisions of the Plan and this Supplement shall amend the provisions of the JJMA 401(k) Plan and the JJMA ESOP as they exist before the JJMA 401(k) Merger Date or the JJMA ESOP Merger Date, as the case may be, to the extent necessary to comply with statutory changes to the Code and ERISA effective as of effective date of the applicable statutory change.
     1.2 Former JJMA Participants. Participant shall include a former employee whose account under the JJMA 401(k) Plan or JJMA ESOP was transferred to the Plan.
     1.3 Employment Commencement Date. In no event shall a Former JJMA Participant’s Employment Commencement Date be before JJMA becomes an Affiliate of the Company.
     1.4 Participation. A Former JJMA Participant who is an Eligible Employee on April 1, 2005 shall become a Participant in the Plan as of such date. Such a Former JJMA Participant shall become eligible to contribute to the Plan as of the first day of the first payroll period beginning on or after April 1, 2005. For purposes of determining eligibility for Matching Contribution and any Profit Sharing Contribution, a Former JJMA Participant’s Period of Service shall include the longer of his or her (a) “year of eligibility service” under the JJMA 401(k) Plan as of April 1, 2005, or (b) “years of service” under the JJMA ESOP as of April 1, 2005.
     1.5 Special ESOP Component Election. A Former JJMA Participant may elect during the 90-day election period beginning on April 2, 2005 to have all or a portion of the following amounts invested in Common Stock (a) the amounts transferred to the Plan from his or her JJMA 401(k) Plan (excluding any amounts credited to the JJMA 401(k) Voluntary Contributions

Account and the JJMA 401(k) Qualified Voluntary Employee Contributions Account and amounts invested in an outstanding loan), and/or (b) any cash transferred to the Plan attributable to his or her JJMA ESOP account. Any eligible amounts in a Participant’s JJMA 401(k) Plan account that a Participant elects to invest in Common Stock will be transferred to the ESOP Component on the last day of the election period where they will be accumulated in a short term interest fund in the ESOP Component of the Plan, and then converted to Common Stock on the special investment date coincident with or next following the Valuation Date based on the then Current Market Value, provided the Participant is an Employee on that date. Any cash amounts in a Participant’s JJMA ESOP account will be initially accumulated in a short term interest fund in the ESOP Component of the Plan. Thereafter, the portion of those amounts the Participant elects to invest in Common Stock will be converted to Common Stock on the investment date coincident with or next following the Valuation Date based on the then Current Market Value, provided the Participant is an Employee on that date, and the portion of those amounts that are not invested in Common Stock will be transferred to the Non ESOP Component and invested as if it were a new contribution.
     1.6 Mapping of Investments. Except as provided in Section 1.5, a Former JJMA Participant’s account under the JJMA 401(k) Plan which is transferred to this Plan shall be invested in the Non ESOP Component Funds that the ESOP Committee, or its delegate, determines most closely resemble the investment funds under the JJMA Plan in which such account was invested immediately before the transfer. A Former JJMA Participant’s account under the JJMA ESOP which is transferred to this Plan shall be invested pursuant to Section 1.5.
     1.7 Diversification. For purposes of Plan Section 5.2, a Former JJMA Participant’s Period of Participation shall include the period of time during which he or she participated in the JJMA ESOP. For purposes of Plan Section 5.2, a Former JJMA Participant’s “years of employment” shall not include his or her employment with JJMA before the date on which JJMA became an Employer under the Plan.
     1.8 Vesting. A Former JJMA Participant who is an Employee on April 1, 2005 shall be fully vested in his or her benefit under the JJMA 401(k) Plan as of April 1, 2005. A Former JJMA ESOP Participant who is an Employee on April 1, 2005 shall be fully vested in his or her benefit under the JJMA ESOP as of April 1, 2005. For purposes of determining a Former JJMA Participant’s vested percentage in his or her Profit Sharing Contributions under the Plan, such Participant’s Period of Service shall include the longer of (a) his or her “continuous service” under the JJMA 401(k) Plan as of April 1, 2005, or (b) his or her “credited service” under the JJMA ESOP as of April 1, 2005. For a Former JJMA ESOP Participant, his or her 2005 service for purposes of vesting under the Plan shall equal the greater of (a) his or her service determined under the Plan’s rules for determining Period of Service for 2005 (including any service with JJMA between January 1, 2005 and his or her Employment Commencement Date) and (b) his or her credited service for 2005 determined under the JJMA ESOP as of April 1, 2005.
     If a Former JJMA Participant who was not an Employee when the JJMA 401(k) Plan is merged into this Plan is reemployed by the Employer or an Affiliate without incurring a five-year Period of Severance –

(a)	the amount of his or her forfeitures under the JJMA 401(k) Plan and/or the JJMA ESOP shall be restored to his or her Account as of the last day of the Plan Year in which he or she is reemployed and shall be deducted from forfeitures which otherwise would be allocable for such year or, to the extent such forfeitures are insufficient, shall require a supplemental contribution from the Employer; and

(b)	such restored amounts will be fully vested upon restoration.
1.9 In-Service Withdrawals. Subject to Plan Sections 8.1(a)(2) and 8.3, the following in-service withdrawal options are available to Former JJMA 401(k) Participants:
(a)	A Former JJMA 401(k) Participant may elect a withdrawal from his JJMA 401(k) Payroll Deferral Account (excluding all earnings after December 31, 1988) under the Non ESOP Component in accordance with the rules for a hardship withdrawal of Elective Deferrals in Plan Section 8.1.

(b)	A Former JJMA 401(k) Participant may withdraw all or a portion of his or her JJMA 401(k) Voluntary Contributions Account, JJMA 401(k) Qualified Voluntary Employee Contributions Account and JJMA 401(k) Plan Rollover Account under the Non ESOP Component at anytime.

(c)	A Former JJMA 401(k) Participant may withdraw amounts credited prior to July 1, 1990 to his JJMA 401(k) Company Contributions Account under the Non ESOP Component by demonstrating financial need to the ESOP Committee. For this purpose only, financial need shall mean expenses arising as a result of an accident or illness of the Participant or his dependents, or the purchase, construction or repair of the Participant’s principal residence. This financial need withdrawal option is only available if the Participant has withdrawn all other amounts available to him under the Plan.
1.10 Special Distribution Rules. A Former JJMA ESOP Participant shall have the right to receive his or her account under the JJMA ESOP which were transferred from the JJMA 401(k) Plan in June 1998 and were subsequently converted to Common Stock as a result of the Company’s acquisition of JJMA (a) in annual installments beginning as soon as administratively feasible following the Valuation Date coinciding with or next following the Participant’s Severance from Service and paid over a period of five years or such longer period as permitted under Section 409 of the Code, and (b) in cash.
1.11 Merger of JJMA Plans. Effective as of the JJMA 401(k) Merger Date, all accrued benefits under the JJMA 401(k) Plan shall become accrued benefits under the Plan. Effective as of the JJMA ESOP Merger Date, all accrued benefits under the JJMA ESOP shall become accrued benefits under the Plan.